Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES DECEMBER 31, 2003 ASSETS UNDER MANAGEMENT

FOURTH QUARTER EARNINGS CONFERENCE CALL TO BE HELD ON JANUARY 29, 2004

New York, NY, January 12, 2004 – Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today reported preliminary assets under management (AUM) of approximately $475 billion at December 31, 2003 compared to $456 billion at November 30, 2003 and $387 billion at December 31, 2002.

Growth in AUM is attributable to both investment returns and net cash inflows.  Private client, non-U.S. mutual funds and wrap accounts all experienced net inflows with an especially strong gain in institutional clients.  U.S. long-term retail mutual funds experienced continued net outflows, at a somewhat reduced rate.

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

($ billions)

	At December 31, 2003 (preliminary)				At Nov 30, 2003	At Dec 31, 2002
	Retail	Institutional Investment Management	Private Client	Total	Total	Total
Equity
Growth	$47	$75	$5	$127	$122	$109
Value	33	88	34	155	144	99
Total Equity	80	163	39	282	266	208

Fixed Income	70	83	12	165	163	156

Passive	4	24	0	28	27	23

Total	$154	$270	$51	$475	$456	$387

	At November 30, 2003

Total	$150	$257	$49	$456

CONFERENCE CALL INFORMATION RELATING TO FOURTH QUARTER 2003 RESULTS

Alliance Capital’s management will review fourth quarter 2003 financial and operating results on Thursday, January 29, 2004, during a conference call at 5:00 p.m. (New York Time), following the release of its financial results after the close of the New York Stock Exchange, that will be hosted by Chief Executive Officer Lewis A. Sanders and Chief Operating Officer Jerry M. Lieberman.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1.               To listen by telephone, please dial 888-276-9995 in the U.S. or 612-332-0802 outside the U.S., ten minutes before the 5:00 p.m. (New York Time) scheduled start time.  Please indicate access code “Alliance” when dialing in.

2.               To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are expected to be available immediately after the release of its results on January 29, 2004 on Alliance Capital’s website at the above web address.

A replay of the conference call will be made available for one week beginning at 8:30 p.m. (New York Time) January 29, 2004. In the U.S. please call 800-475-6701 or for callers outside the U.S. 320-365-3844, and provide the access code 716005.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At December 31, 2003, Alliance Holding owned approximately 31.0% of the Alliance Capital Units. AXA Financial was the beneficial owner of approximately 55.0% of the outstanding Alliance Capital Units at December 31, 2003 (including those held indirectly through its ownership of 1.9% of the outstanding Alliance Holding Units), which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 55.5% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly-owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

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